Exhibit 8.1


               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]


Writer's Direct Dial:  (212) 225-2250
E-Mail:  lsamuels@cgsh.com




                                                                  June 18, 2003


The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

         We have acted as counsel to The Interpublic Group of Companies, Inc. (the "Company"), in connection with the Company's offering pursuant to a registration statement (the "Registration Statement") on Form S-3, of 4.50% Convertible Senior Notes Due 2023 and issued with an aggregate face amount of $800,000,000 (the "Securities") under an indenture dated as of October 20, 2000, as supplemented by a supplemental indenture dated as of March 13, 2003 (as so supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee.

         In arriving at the opinion expressed below, we have reviewed the following documents:

         (a) the Registration Statement;

         (b) the Securities in global form as executed by the Company; and

         (c) an executed copy of the Indenture.

         In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have further assumed that all representations made therein are true and that the respective parties thereto and all parties having obligations thereunder will act in all respects at all relevant times in conformity with the requirements and provisions of such documents. Additionally, we have relied upon the Company's representations as to certain factual matters, and upon financial data, calculations and projections provided to us by Salomon Smith Barney Inc., including estimates of the net present value of all payments of contingent interest that may be made by the Company over the term of the Securities under reasonably anticipated market circumstances.

         The opinions expressed below are based on the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations, rulings and decisions, in each case as in effect on the date hereof, and may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof.

         Based on and subject to the foregoing, we are of the opinion that the Securities will be treated as indebtedness for United States federal income tax purposes and that the Securities will be subject to the special regulations governing contingent payment debt instruments contained in section 1.1275-4(b) of the Treasury regulations.

         In addition, we are of the opinion that the statements set forth under the heading "Certain United States Federal Income Tax Considerations" in the Registration Statement, insofar as such statements purport to describe federal income tax laws of the United States, constitute an accurate description of the principal U.S. federal income tax consequences of an investment in the Securities.

         We are furnishing this opinion solely to you in connection with the offering of the Securities. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "United States Federal Income Tax Considerations" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933 or the rules and regulations of the Commission issued thereunder.

                                         Very truly yours,


                                         CLEARY, GOTTLIEB, STEEN & HAMILTON

                                         By: /s/ Leslie B. Samuels
                                             --------------------------------
                                             Leslie B. Samuels